    As filed with the Securities and Exchange Commission on February 21, 2002
                          Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            GENERAL ELECTRIC COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                New York                               14-0689340
      (State or Other Jurisdiction       (I.R.S. Employer Identification Number)
   of Incorporation or Organization)

          3135 Easton Turnpike                         06431-0001
         Fairfield, Connecticut                        (Zip Code)
(Address of Principal Executive Offices)

                   GE INTERLOGIX, INC. 401(k) RETIREMENT PLAN
                            (Full Titles of the Plan)

                             Robert E. Healing, Esq.
                            General Electric Company
                              3135 Easton Turnpike
                        Fairfield, Connecticut 06431-0001
                                 (203) 373-2243

 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                           Gibson, Dunn & Crutcher LLP
                                 200 Park Avenue
                            New York, New York 10166
                       Attention: Steven R. Shoemate, Esq.

                         CALCULATION OF REGISTRATION FEE
================================================================================
    Title of      Amount to be      Proposed        Proposed        Amount of
 Securities to   registered (1)      maximum         maximum      registration
 be registered                   offering price     aggregate          fee
                                    per share     offering price
                                       (2)             (2)
================================================================================

 Common Stock,       150,000         $37.51         5,626,500         $518
par value $0.06
   per share
================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on February 15, 2002, and are used solely for the purposes of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

      The documents containing information specified in Part I of Form S-8 will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirement of
Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by General Electric Company (the "Company") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference:

            1. The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

            2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, respectively

            3. The Company's Current Report on Form 8-K filed on October 2, 2001; and

            4. The description of the Company's common stock, par value $0.06 per share (the "Common Stock") contained in the Registration Statement on Form S-4 (Registration No. 333-76066), including any amendment filed for the purpose of updating such description.

      In addition, all reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and all documents filed by the Plan subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock offered hereby will be passed upon for the Registrant by Robert E. Healing, Corporate Counsel of the Registrant. Mr. Healing beneficially owns or has rights to acquire an aggregate of less than 0.01% of Common Stock.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 721 of the New York Business Corporation Law ("NYBCL") provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or by a duty authorized resolution of its stockholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

      Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

      Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of (1) a threatened or pending action which is settled or otherwise disposed of, and (2) any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

      Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

      Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Section 722 and Section 723 of the NYBCL. Section 725 of the NYBCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

      Section 726 of the NYBCL authorizes a corporation to purchase and maintain insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of
Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by a corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such section, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance for a retention amount and for co-insurance.

      Section 6 of the Restated Certificate of Incorporation, as amended, of the Registrant provides in part as follows:

            A person who is or was a director of the corporation shall have no personal liability to the corporation or its stockholders for damages for any breach of duty in such capacity except that the foregoing shall not eliminate or limit liability where such liability is imposed under the Business Corporation Law of the State of New York.

      Article XI of the bylaws, as amended, of GE provides, in part, as follows:

            The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the Company and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorney's fees, incurred in connection with such action or proceeding or any appeal therein, provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The benefits of this Paragraph A shall extend to the heirs and legal representatives of any person entitled to indemnification under this paragraph.

      The Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 727 of the NYBCL.

ITEM 7.     EXEMPTIONS FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8.     EXHIBITS.

      (a) The following is a list of Exhibits included as part of this Registration Statement. Items marked with a single asterisk are filed herewith.

      The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

      4.1 The Certificate of Incorporation, as amended, and By-laws, as amended, of General Electric Company are incorporated by reference to Exhibit (3) of General Electric's Current Report on Form 8-K dated May 1, 2000.

      5.1* Opinion of Robert E. Healing, Corporate Counsel for General Electric Company, as to the legality of the securities being registered.

      23.1* Consent of KPMG LLP.

      23.2 Consent of Robert E. Healing (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

      24.1 Power of Attorney (incorporated by reference to the Registration Statement on Form S-4 (No. 333-76066) of the Registrant filed on December 28, 2001).

      (b)   Not applicable.

ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on February 21, 2002.

                                    GENERAL ELECTRIC COMPANY

                                    By:  /s/ Robert E. Healing
                                         -------------------------------
                                         Name:  Robert E. Healing
                                         Title: Corporate Counsel



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           NAME                          CAPACITY                       DATE

             *              Chairman of the Board (Principal    February 21, 2002
-------------------------   Executive Officer and Director)
     Jeffrey R. Immelt

             *              Senior Vice President Finance       February 21, 2002
-------------------------   (Principal Financial Officer)
      Keith S. Sherin

             *              Vice President and Comptroller      February 21, 2002
-------------------------   (Principal Accounting Officer)
      Philip D. Ameen

             *              Director                            February 21, 2002
-------------------------
    James I. Cash, Jr.

             *              Director                            February 21, 2002
-------------------------
     Silas S. Cathcart

             *              Director                            February 21, 2002
-------------------------
    Dennis D. Dammerman

             *              Director                            February 21, 2002
-------------------------
       Paolo Fresco


           NAME                          CAPACITY                       DATE

             *              Director                            February 21, 2002
-------------------------
         Amy Fudge

             *              Director                            February 21, 2002
-------------------------
    Claudio X. Gonzales

             *              Director                            February 21, 2002
-------------------------
        Andrea Jung

             *              Director                            February 21, 2002
-------------------------
    Kenneth G. Langone

             *              Director                            February 21, 2002
-------------------------
    Rochelle B. Lazarus

                            Director
-------------------------
       Scott McNealy

             *              Director                            February 21, 2002
-------------------------
   Gertrude G. Michelson

             *              Director                            February 21, 2002
-------------------------
         Sam Nunn

                            Director

-------------------------
       Roger Penske

             *              Director                            February 21, 2002
-------------------------
    Frank H. T. Rhodes

             *              Director                            February 21, 2002
-------------------------
      Gary L. Rogers

             *              Director                            February 21, 2002
-------------------------
     Andrew C. Sigler


           NAME                          CAPACITY                       DATE

             *              Director                            February 21, 2002
-------------------------
  Douglas A. Warner, III

             *              Director                            February 21, 2002
-------------------------
     Robert C. Wright

*  By  Robert E. Healing

/s/ Robert E. Healing
---------------------
as Attorney-in-Fact

                                  EXHIBIT INDEX

      The following is a list of Exhibits included as part of this Registration Statement. Items marked with a single asterisk are filed herewith.

      4.1 The Certificate of Incorporation, as amended, and By-laws, as amended, of General Electric Company are incorporated by reference to Exhibit (3) of General Electric's Current Report on Form 8-K dated May 1, 2000.

      5.1* Opinion of Robert E. Healing, Corporate Counsel for General Electric Company, as to the legality of the securities being registered.

      23.1* Consent of KPMG LLP.

      23.2 Consent of Robert E. Healing (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

      24.1 Power of Attorney (incorporated by reference to the Registration Statement on Form S-4 (No. 333-76066) of the Registrant filed on December 28, 2001).